FIBERCORE, INC.

                              TERM PROMISSORY NOTE

                                                              November 27, 1996
US$3,000,000                                                  New York, New York


         For value received, the undersigned hereby promises to pay to AMP Incorporated, a Pennsylvania corporation ("Lender"), or order, at the office of Lender at 470 Friendship Road, M/S 176-034, Harrisburg, Pennsylvania 17111, the principal amount of THREE MILLION UNITED STATES DOLLARS (US$3,000,000) or such lesser amount as shall equal the principal amount outstanding hereunder, together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth in the Agreement (defined below.)

         Overdue payments of principal (whether at stated maturity, by acceleration or otherwise), and, to the extent permitted by law, overdue interest, shall bear interest, payable on demand in immediately available funds, at a rate per annum equal to two percent (2%) above the rate that would otherwise be applicable to principal hereunder.

         This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Term Loan Agreement dated as of November 27, 1996 by and between the undersigned and Lender (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided. Capitalized terms not otherwise defined herein have the meanings given to such terms in the Agreement.

         As provided in the Agreement, this Note is supported by a German Guaranty, which German Guaranty is secured by certain personal property of the Guarantor.

         In case an Event of Default (as defined in the Agreement) shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The undersigned may at its option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Agreement.

         The undersigned maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         THIS INSTRUMENT SHALL HAVE THE EFFECT OF AN INSTRUMENT EXECUTED UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS CONTAINED THEREIN).


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LENDER                                                 FIBERCORE, INC.



By: /s/ James E. Marley                                By: /s/ Mohd Aslami
    -----------------------                               ----------------------
Name:   James E. Marley                                Name:   Mohd Aslami
     ----------------------                               ----------------------
Title: Chairman of the Board                           Title:  Chairman and CEO
      -----------------------                                -------------------



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